UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 1, 2019 (June 26, 2019)

GREENWAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-55030	90-0893594
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 North Cooper Street, Suite 205

Arlington, Texas 76011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 800-289-2515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2019, Greenway Technologies, Inc., a Texas corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K, which is hereinafter incorporated by reference, disclosing the resignation of John Olynick as President and Chief Executive Officer of the Company on July 19, 2019. While neither the Exchange Act of 1934, as amended (the “Exchange Act”), nor the rules promulgated under the Exchange Act by the SEC require the Company to disclose Mr. Olynick’s resignation letter, the Company has included Mr. Olynick’s resignation letter as Exhibit 99.1 to this Current Report on Form 8-K/A at the request of, and as an accommodation to, Mr. Olynick.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company filed a Current Report on Form 8-K with the SEC on July 2, 2019, which is hereinafter incorporated by reference, reporting results of the annual meeting of the stockholders of the Company held on June 26, 2019. However, due to a potential tabulation error, the Company is in the process of determining the number of shares voted with respect to Proposal 2, which was to amend the Company’s certificate of formation to increase the number of authorized shares of capital stock of the Company, and Proposal 3, which was to amend the Company’s certificate of formation to permit the vote of the holders of the majority of shares entitled to vote on and represented in person or by proxy at a meeting of the shareholders at which a quorum is present, to be the action of the shareholders, including for fundamental actions.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Resignation Letter of John Olynick

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENWAY TECHNOLOGIES, INC.
Date: August 1, 2019
	By:	/s/ Raymond Wright
Raymond Wright
Chairman of the Board